Exhibit 10.3

AMENDMENT TO

EMPLOYMENT AGREEMENT

The Employment Agreement between C3J Therapeutics, Inc. (the “Company”) and Todd Patrick (“Executive”) dated as of October 1, 2018 (the “Agreement”) is hereby amended, effective as of the “Effective Time”, as defined in the Agreement and Plan of Merger and Reorganization dated as of January 3, 2019, by and among AmpliPhi Biosciences Corporation, Ceres Merger Sub, Inc. and the Company, as follows:

1.	The tenth paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“The severance pay provided in this agreement is intended to qualify for an exemption from application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) or to comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly. Each installment of severance pay is a separate “payment” for purposes of Section 409A. If no exemptions to Section 409A are available and you are, upon separation from service, a “specified employee” for purposes of Section 409A, then, solely to the extent necessary to avoid adverse personal tax consequences under Section 409A, the timing of the severance pay shall be delayed until the earlier of (i) six (6) months and one day after your separation from service, or (ii) your death. Except to the minimum extent that payments must be delayed because you are a “specified employee”, all amounts of severance pay will be paid as soon as practicable in accordance with the schedule provided herein and in accordance with the Company’s normal payroll practices.”

2.	Except as explicitly set forth herein, the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment effective as of the date written above.

C3J THERAPEUTICS, INC.

By:	/s/ H Stewart Parker / Board Chair
H Stewart Parker

EXECUTIVE

/s/ Todd Patrick
Todd Patrick